FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is made and entered into as of April 29, 2022 by and between America First Multifamily Investors, L.P., a Delaware limited partnership (“Borrower”), and Bankers Trust Company (“Bank”).

RECITALS

A. Borrower and Bank entered into an Amended and Restated Credit Agreement dated August 23, 2021 (the “Agreement”)(all capitalized terms not otherwise defined herein are as defined in the Agreement), pursuant to which Bank agreed to provide certain credit facilities to Borrower on the terms and conditions contained therein.

B. Borrower has requested that Bank consent to certain modifications to the terms and conditions of the Agreement. Bank is agreeable to such request on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Borrower and Bank agree as follows:

I.
Effective as of March 31, 2022, the terms of the Agreement are modified and amended as hereinafter provided:

Subsection (pp) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(pp) Market Value of Assets means, with reference to any Fiscal Quarter end, the fair market value of the real estate (Net Fixed Assets including VIE property net value) of Borrower and its Subsidiaries as reported in Borrower’s Form 10-Q and Form 10-K filings or, to the extent such fair market value is not reported in Borrower’s Form 10-Q and Form 10-K filings, the cost basis of such real estate, and the current market valuation of the bond portfolio (taxable and tax exempt Mortgage Revenue Bonds, Governmental Issuer Loans, and Mortgage Backed Securities) of Borrower and its Subsidiaries as reported in Borrower’s Form 10-Q and Form 10-K filings. “Market Value of Assets” shall also include Taxable Bonds, Property Loans, net – First mortgage loans, and Property Loans, net – Subordinate loans, provided that the total value of the “Property Loans, net – Subordinate Loans” included in the calculation of the “Market Value of Assets” shall not in the aggregate exceed the lesser of: i) $25,000,000; or, ii) 5% of the total Market Value of Assets less “Property Loans, net – Subordinate Loans.” In addition, “Market Value of Assets” shall also include 65% of the fair market value as reported in Borrower’s Form 10-Q and Form 10‑K filings of any “Vantage Assets”, provided that the total value of any “Vantage Assets” included in the calculation of the “Market Value of Assets” shall not in the aggregate exceed the lesser of: i) $90,000,000; or ii) 10% of the total Market Value of Assets less 65% of the total value of all Vantage Assets, and further provided that no portion of the value of a particular Vantage Asset shall be included in “Market Value of Assets” if any loan associated with the development of such Vantage Asset is in default. In addition, “Market Value of Assets” shall also include unrestricted cash and cash equivalents as reported in Borrower’s Form 10-Q and Form 10-K filings, provided that the total amount of unrestricted cash and cash equivalents included in “Market Value of Assets” shall not exceed $75,000,000.

II.
This Amendment shall be effective upon Bank having received an executed original hereof, together with such other documents or agreements as Bank may require

III.
Except as amended hereby, all terms of the Agreement are hereby ratified and confirmed and remain in full force and effect, the terms of which are incorporated herein by this reference. The parties confirm and ratify the Loan Documents, and all collateral agreements, all certificates executed and delivered to Bank, and all other documents and actions relating to the obligations referred to in the Agreement, except as amended hereby.

IV.
Borrower represents that, to its knowledge, no Event of Default or Unmatured Event of Default has occurred or is occurring under the terms of the Agreement or under any collateral agreements or under any other Loan Documents, and that all of the covenants, representations, and warranties contained in the Agreement and the collateral agreements remain true as of the date hereof except with respect to those which are made with respect to specified earlier dates.

V.
The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Bank under the Agreement or other Loan Documents, nor constitute a waiver of any provision of the Loan Documents except to the extent expressly provided for herein. This Amendment shall not affect, alter, amend, or waive any right, power, or remedy of Bank by virtue of any Borrower’s actions or failure to take certain actions which constitute an Event of Default under the Agreement or any of the Loan Documents.

VI.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which shall be taken together and constitute one and the same agreement. Signatures may be made and delivered by telefax or other similar method which shall be effective as originals.

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IMPORTANT. READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, this Amendment is executed by the parties effective as of the date first set forth above.

America First Multifamily Investors, L.P., a Delaware limited partnership

By: /s/ Jesse A. Coury

Its: Chief Financial Officer

Bankers Trust Company

By: /s/ Scott Leighton

Its: Senior Vice President